UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

NEW AMERICA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138189
(Commission File Number)

N/A
(IRS Employer Identification No.)

5614C Burbank Road SE,
Calgary, Alberta, T2H 1Z4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 1-800-508-6149
_____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 23, 2010, New America Energy Corp., (“us”, “we”, “our”) entered into a share cancellation agreement with Rick Walchuk, our sole director and officer for the cancellation of 5,000,000 shares of our common stock held by Mr. Walchuk for no cash consideration.  Mr. Walchuk will retain 26,250,000 shares of our common stock, or approximately 54%, of the 48,950,000 shares we have issued and outstanding, accounting for Mr. Walchuk’s cancellation and the private placement described in Item 8.01 below.

On January 14, 2010, we entered into a consulting with Mr. Walchuk for the provision of services as an officer of our company.  The agreement is effective as of November 1, 2010, the approximate date of Mr. Walchuk’s appointment as our director and officer.  The agreement has a term of three years and provides for a monthly consulting fee of $2,500 to be paid to Mr. Walchuk.

Both agreements are attached as exhibits to this Current Report on Form 8-K.

Item 8.01	Other Items

On December 23, 2010 we closed a private placement of 200,000 shares of our common stock at $0.30 per share for total proceeds of $60,000.  The shares were purchased by one non-US investor under exemptions from registration found in Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

d) Exhibits:

Exhibit No.	Description
10.1	Share Cancellation Agreement with Rick Walchuk dated December 23, 2010
10.2	Consulting Agreement with Rick Walchuk dated January 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AMERICA ENERGY CORP.

Date: January 18, 2011	By:	/s/Rick Walchuk
Name: Rick Walchuk
Title: President